UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2012 (October 31, 2012)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On October 31, 2012, the Board of Directors of Tractor Supply Company, a Delaware corporation (the “Company”), amended and restated the Company's Second Amended and Restated By-laws (as amended and restated, the “Amended By-laws”). The Amended By-laws were amended and restated to clarify the advance notice provisions in Article I of the Amended By-laws and make certain other changes such as eliminating the position of Chairman of the Board as an officer position of the Company, clarifying provisions relating to the conduct of meetings, providing for the electronic transmission of communications and making certain other administrative changes.

The foregoing summary of the Amended By-laws is qualified in its entirety by reference to the complete text of the Amended By-laws which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Third Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

Date: November 6, 2012	By:	/s/ Anthony F. Crudele

	Name:	Anthony F. Crudele
	Title:	Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated By-laws.